Exhibit 99.1

Armstrong World Industries Exits European Flooring Business;

DLW Subsidiary Files for Insolvency

LANCASTER, Pa., December 11, 2014 — Armstrong World Industries, Inc. (NYSE: AWI) today announced that, following a review of strategic alternatives, it has decided to exit its European flooring business and cease further funding of its DLW subsidiary effective immediately. As a result of this decision, local DLW management filed for insolvency in Germany.

“Our difficult, but necessary, decision to exit the European flooring business and discontinue funding our DLW subsidiary in Germany was the culmination of a comprehensive evaluation of strategic alternatives following years of disappointing results, multiple restructuring initiatives and significant financial investments,” said Armstrong CEO, Matthew J. Espe.

DLW management concluded that its operations could not be financed and sustained without funding from its Armstrong parent and, as a result, filed for insolvency under applicable German law. Armstrong expects all operations at the two DLW manufacturing plants in Germany, as well as at the DLW administrative offices across Europe, to continue in the normal course for the near term. A preliminary insolvency administrator in Germany will be appointed by the local court. As a result of the insolvency filing and Armstrong’s loss of control of the DLW operations, Armstrong will classify the results of the European flooring business as discontinued operations starting in the fourth quarter of 2014. The following provides a summary of the operating results of the European flooring business for the nine-month period ended September 30, 2014 (previously shown as part of the Resilient Flooring reporting segment).

Net sales	$144.7 million
Operating loss	($23.2) million

In addition, the carrying value of assets was $152.0 million as of September 30, 2014, including property, plant & equipment of $73.4 million and inventory of $57.1 million. The carrying value of liabilities was $171.3 million as of September 30, 2014, including an unfunded pension liability of $126.5 million.

Armstrong acquired DLW in 1998 to establish a stronghold and serve as a catalyst for the development of its European flooring business. DLW subsequently struggled with declining market conditions as a result of the ongoing economic crisis, including a significant decrease in public funding, which particularly affected the business’s key commercial segments, notably hospitals and schools. These developments contributed to intensified price pressure and overcapacities within the whole European flooring industry, further weakening DLW’s competitive position. “Despite investing approximately $150 million in the business since 2007, DLW has been unable to generate profit or achieve its strategic plans. These results, and our ultimate decision, however, in no way reflect the dedication, effort and commitment of DLW employees over the years, for which we remain grateful,” Mr. Espe continued.

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Armstrong Contacts:

Investor Relations: Tom Waters, 717-396-6354

Media Relations: Jennifer Johnson, 1 (866) 321-6677 (US media)

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Uncertainties Affecting Forward-Looking Statements

Disclosures in this release, including without limitation, those relating to future financial results guidance, and in our other public documents and comments contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections of our reports on Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

About Armstrong

Armstrong World Industries, Inc. is a global leader in the design and manufacture of floors and ceilings. In 2013, Armstrong’s consolidated net sales totaled approximately $2.7 billion. As of September 30, 2014, Armstrong operated 34 plants in eight countries and had approximately 8,600 employees worldwide.

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